As filed with the U.S. Securities and Exchange Commission on September 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Core & Main, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5099	86-3149194
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1830 Craig Park Court

St. Louis, Missouri 63146

(314) 432-4700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen O. LeClair

Chief Executive Officer

Core & Main, Inc.

1830 Craig Park Court

St. Louis, Missouri 63146

(314) 432-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Paul M. Rodel, Esq.

Nicholas P. Pellicani, Esq.

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

(212) 909-6000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Core & Main, Inc.

Class A Common Stock

The selling stockholders identified in this prospectus may offer and sell shares of Class A common stock of Core & Main, Inc. (“Core & Main”), from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CNM”. The last reported sale price of our Class A common stock on September 14, 2022 was 24.74 per share.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. If required by applicable law, each time the selling stockholders use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including specific amounts, prices and terms of the securities offered. If required, the prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. The selling stockholders may elect to sell the shares of Class A common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how, and the prices at which, the selling stockholders may elect to sell their shares of Class A common stock in the section titled “Plan of Distribution” on page 18 of this prospectus. We and the selling stockholders named in this prospectus are parties to a registration rights agreement with respect to the shares of our Class A common stock held by the selling stockholders. We will not receive any proceeds from any sale of shares of Class A common stock by the selling stockholders. We will bear certain expenses of any offering of Class A common stock, and the selling stockholders will pay any applicable underwriting discounts, selling commissions and transfer taxes.

We have two classes of common stock outstanding: Class A common stock and Class B common stock. Each share of Class A common stock and Class B common stock entitles its holder to one vote on all matters presented to our stockholders generally. Shares of Class B common stock have no economic rights. The Continuing Limited Partners (as defined herein) hold all of our Class B common stock, and such ownership entitles them, subject to the terms of the Exchange Agreement (as defined herein), to exchange their shares of our Class B common stock, together with the exchange of a corresponding number of Partnership Interests (as defined herein), for shares of our Class A common stock on a one-for-one basis or, at the election of a majority of the disinterested members of our board of directors, for cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock sold in such public offering or private sale), net of any underwriting discounts and commissions. See “Description of Capital Stock.” Core & Main is a holding company and the general partner of Core & Main Holdings, LP (“Holdings”), and our primary material asset is a controlling direct and indirect ownership interest in Holdings. As we have a majority economic interest in Holdings and because we are the general partner of Holdings, we operate and control all of the business and affairs of Holdings and, through Holdings and its subsidiaries, including Core & Main LP, a Florida limited partnership (“Opco”), conduct our business.

You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in our Class A common stock.

Investing in our Class A common stock involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 15, 2022.

CERTAIN TERMS USED IN THIS PROSPECTUS

•	“CD&R” means Clayton, Dubilier & Rice, LLC;

•	“CD&R Investors” means CD&R Waterworks Holdings (or a wholly-owned subsidiary) and the Former Limited Partners;

•	“CD&R Waterworks Holdings” means CD&R Waterworks Holdings, L.P., a Delaware limited partnership;

•

“Continuing Limited Partners” means CD&R Waterworks Holdings (or a wholly-owned subsidiary), Management Feeder and the Original Limited Partners that own Partnership Interests and that are entitled to exchange their Partnership Interests for shares of our Class A common stock pursuant to the Exchange Agreement, and does not include CD&R WW, LLC, a Delaware limited liability company, which is a limited partner of Holdings but which does not own any of our Class B common stock and is not entitled to exchange Partnership Interests for shares of our Class A common stock;

•

“Exchange Agreement” means the Exchange Agreement, dated as of July 22, 2021, by and among Core & Main, Holdings and the holders of Partnership Interests, as amended by the Amendment to the Exchange Agreement, dated as of January 3, 2022;

•

“Former Limited Partners” means CD&R Fund X Advisor Waterworks B, L.P., a Cayman Islands exempted limited partnership, CD&R Fund X Waterworks B1, L.P., a Cayman Islands exempted limited partnership, CD&R Fund X-A Waterworks B, L.P., a Cayman Islands exempted limited partnership, and the other Original Limited Partners that transferred all or a portion of their Partnership Interests (including Partnership Interests held indirectly through certain “blocker” corporations) for shares of our Class A common stock in connection with the consummation of the Reorganization Transactions and the IPO;

•	“Holdings” means Core & Main Holdings, LP, a Delaware limited partnership;

•	“IPO” means our initial public offering of Class A common stock, which closed on July 27, 2021;

•	“Management Feeder” means Core & Main Management Feeder, LLC, a Delaware limited liability company;

•	“Opco” means Core & Main LP, a Florida limited partnership;

•	“Original Limited Partners” means the CD&R Investors and Management Feeder, the direct and indirect owners of Holdings prior to the Reorganization Transactions and the IPO;

•	“Partnership Interests” means the limited partner interests of Holdings;

•	“Reorganization Transactions” means a series of reorganization transactions that we undertook on July 22, 2021 to implement an “UP-C” capital structure in connection with the IPO;

•	“Stockholders Agreement” means the stockholders agreement, dated July 22, 2021, among the Company and the CD&R Investors; and

•

“we,” “us,” “our” and “the Company” mean Core & Main and, unless otherwise indicated or the context otherwise requires, all of its consolidated subsidiaries, including Holdings and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and sell shares of our Class A common stock from time to time in one or more offerings or resales. This prospectus provides you with a general description of the shares of Class A common stock the selling stockholders may offer. If required by applicable law, each time the selling stockholders sell shares of Class A common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Neither we, the selling stockholders nor any underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We, the selling stockholders and any underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplements and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus, the applicable prospectus supplement or in the documents incorporated by reference herein or therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, our financial position, results of operations, cash flows, prospects, and growth strategies.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein or therein. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the caption “Risk Factors” in this prospectus, any prospectus supplement and those described from time to time in our other filings with the SEC, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•	declines, volatility and cyclicality in the U.S. residential and non-residential construction markets;

•	slowdowns in municipal infrastructure spending and delays in appropriations of federal funds;

•	price fluctuations in our product costs, particularly with respect to the commodity-based products that we sell;

•	our ability to manage our inventory effectively, including during periods of supply chain disruptions;

•	our ability to obtain product;

•	general business and economic conditions;

•	risks involved with acquisitions and other strategic transactions, including our ability to identify, acquire, close or integrate acquisition targets successfully;

•	the impact of seasonality and weather-related impacts, including natural disasters or similar extreme weather events;

•	the fragmented and highly competitive markets in which we compete and consolidation within our industry;

•	our ability to competitively bid for municipal and private contracts;

•	the development of alternatives to distributors of our products in the supply chain;

•	our ability to hire, engage and retain key personnel, including sales representatives, qualified branch, district and region managers and senior management;

•

our ability to identify, develop and maintain relationships with a sufficient number of qualified suppliers and the potential that our exclusive or restrictive supplier distribution rights are terminated;

•	the availability and cost of freight and energy, such as fuel;

•	the ability of our customers to make payments on credit sales;

•	changes in supplier rebates or other terms of our supplier agreements;

•	our ability to identify and introduce new products and product lines effectively;

•	the spread of, and response to, COVID-19, and the inability to predict the ultimate impact on us;

•	costs and potential liabilities or obligations imposed by environmental, health and safety laws and requirements;

•	regulatory change and the costs of compliance with regulation;

•	exposure to product liability, construction defect and warranty claims and other litigation and legal proceedings;

•	potential harm to our reputation;

•	difficulties with or interruptions of our fabrication services;

•	safety and labor risks associated with the distribution of our products as well as work stoppages and other disruptions due to labor disputes;

•	impairment in the carrying value of goodwill, intangible assets or other long-lived assets;

•	the domestic and international political environment with regard to trade relationships and tariffs, as well as difficulty sourcing products as a result of import constraints;

•	our ability to operate our business consistently through highly dispersed locations across the United States;

•	interruptions in the proper functioning of our information technology systems, including from cybersecurity threats;

•	risks associated with raising capital;

•	our ability to continue our customer relationships with short-term contracts;

•	risks associated with exporting our products internationally;

•	our ability to renew or replace our existing leases on favorable terms or at all;

•	our ability to maintain effective internal controls over financial reporting and remediate any material weaknesses;

•	our substantial indebtedness and the potential that we may incur additional indebtedness;

•

the limitations and restrictions in the agreements governing our indebtedness, the Second Amended and Restated Agreement of Limited Partnership of Holdings, and certain tax receivable agreements that we entered into in connection with our IPO (the “Tax Receivable Agreements”);

•	increases in interest rates and the impact of transitioning from the London Interbank Offered Rate as the benchmark rate in contracts;

•	changes in our credit ratings and outlook;

•	our ability to generate the significant amount of cash needed to service our indebtedness;

•	our organizational structure, including our payment obligations under the Tax Receivable Agreements, which may be significant;

•	our ability to sustain an active, liquid trading market for our Class A common stock;

•	the significant influence that CD&R has over us and potential conflicts between the interests of CD&R and other stockholders; and

•	other risks and factors included under “Risk Factors” and elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein.

You should read this prospectus, and the applicable prospectus supplement, including the uncertainties and factors discussed under “Risk Factors” and the documents incorporated by reference herein and therein, completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements attributable to us or persons acting on our behalf that are made in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein or therein are qualified in their entirety by these cautionary statements. These forward-looking statements are made only as of the date presented, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

OUR COMPANY

We are a leading specialized distributor of water, wastewater, storm drainage and fire protection products, and related services, to municipalities, private water companies and professional contractors across municipal, non-residential and residential end markets nationwide. Our specialty products and services are used in the maintenance, repair, replacement and construction of water and fire protection infrastructure. We are one of only two national distributors operating across large and highly fragmented markets, which we estimate to represent approximately $32 billion in annual revenue. We have a nationwide network of approximately 300 branches across 48 states in the U.S, which serve as a critical link between over 4,500 suppliers and a diverse and long-standing base of over 60,000 customers. We offer a comprehensive portfolio of approximately 200,000 SKUs covering a full spectrum of specialized products and services, including pipes, valves & fittings, storm drainage and geosynthetics solutions, fire protection products and fabrication services, and smart metering products and technology. Our products are unique to our industry and are often tailored to local specifications. We have a balanced mix of sales across our end markets. We derived approximately 39% of our net sales for the fiscal year ended January 30, 2021 (“fiscal 2021”) from the municipal construction sector, 39% from the non-residential construction sector and 22% from the residential construction sector. Furthermore, we had an equal mix of sales related to construction on new projects and existing repair and replacement projects in fiscal 2021.

Our principal executive offices are located at 1830 Craig Park Court, St. Louis, MO 63146, and our telephone number is (314) 432-4700.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before you make your investment decision, you should carefully consider all the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In particular, we urge you to consider carefully the risks and uncertainties discussed in “Part I—Item 1A—Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 30, 2022, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and any accompanying prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from any sale of shares of our Class A common stock by the selling stockholders. The selling stockholders will bear any underwriting commissions and discounts attributable to their sale of our Class A common stock, and we will bear the remaining expenses.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock, amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated by-laws (the “By-laws”) are intended as summaries only and are qualified in their entirety by reference to our Certificate of Incorporation and By-laws.

General

Our authorized capital stock consists of 1,000,000,000 shares of Class A common stock, par value $0.01 per share, 500,000,000 shares of Class B common stock, par value $0.01 per share, and 100,000,000 shares of undesignated preferred stock, par value $1.00 per share.

Common Stock

Holders of outstanding shares of our Class A common stock and Class B common stock vote as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law. Delaware law entitles the holders of the outstanding shares of Class A common stock and Class B common stock to vote separately as different classes in connection with any amendment to our Certificate of Incorporation that would increase or decrease the par value of the shares of such class or that would alter or change the powers, preferences or special rights of such class so as to affect them adversely. As permitted by Delaware law, our Certificate of Incorporation includes a provision which eliminates the class vote that the holders of Class A common stock would otherwise have with respect to an amendment to the Certificate of Incorporation increasing or decreasing the number of shares of Class A common stock we are entitled to issue and that the holders of Class B common stock would otherwise have with respect to an amendment to the Certificate of Incorporation increasing or decreasing the number of shares of Class B common stock we are entitled to issue. Thus, subject to any other voting requirements contained in the Certificate of Incorporation, any amendment to the Certificate of Incorporation increasing or decreasing the number of shares of either Class A common stock or Class B common stock that we are authorized to issue would require a vote of a majority of the outstanding voting power of all capital stock (including the Class A common stock and Class B common stock), voting together as a single class.

Class A Common Stock

Holders of Class A common stock are entitled:

•	to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;

•

to receive, on a pro rata basis, dividends, if any, that our board of directors may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and

•

upon our liquidation, dissolution or winding-up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

The holders of our Class A common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The Class A common stock is not subject to future calls or assessments by us. The rights and privileges of holders of our Class A common stock are subject to any series of preferred stock that we may issue in the future.

Our Class A common stock is listed on the NYSE under the symbol “CNM”.

Class B Common Stock

Class B common stock is only to be issued to the extent necessary to maintain a one-to-one ratio between the number of Partnership Interests held by the Continuing Limited Partners (or their permitted transferees) and the number of shares of Class B common stock issued to the Continuing Limited Partners (or their permitted transferees). Shares of Class B common stock are transferable only together with an equal number of Partnership Interests. Shares of Class B common stock will be retired on a one-for-one basis if we, at the election of a Continuing Limited Partner (or its permitted transferee), exchange Partnership Interests of such Continuing Limited Partner (or its permitted transferee) pursuant to the terms of the Exchange Agreement.

Holders of Class B common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, with the number of shares of Class B common stock held by the Continuing Limited Partners being equivalent to the number of Partnership Interests held by the Continuing Limited Partners. The voting power afforded to the Continuing Limited Partners by their shares of Class B common stock is automatically and correspondingly reduced as they exchange Partnership Interests, together with the retirement of a corresponding number of shares of Class B common stock, for shares of Class A common stock.

Holders of Class B common stock are not entitled:

•

to receive, on a pro rata basis, dividends, if any, that our board of directors may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and

•

upon our liquidation, dissolution or winding-up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

The holders of our Class B common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The Class B common stock is not subject to future calls or assessments by us.

Dividends

The Delaware General Corporate Law (the “DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors our board of directors may consider relevant.

Our ability to pay dividends on our Class A common stock is subject to our subsidiaries’ (including Holdings’) ability to pay dividends to us, which is in turn subject to the restrictions set forth in (i) the Term Loan Credit Agreement, dated as of August 1, 2017, by and among Opco, JP Morgan Chase Bank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions from time to time party thereto, as amended, supplemented, waived or otherwise modified from time to time, and (ii) the ABL Credit Agreement, dated as of August 1, 2017, by and among Opco, the subsidiary borrowers from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent, and the several banks and other financial institutions from time to time party thereto, as amended, supplemented, waived or otherwise modified from time to time.

Preferred Stock

Under our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The powers, preferences, and relative participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, may differ from those of any and all of other series at any time outstanding. As of the date of this prospectus, no shares of our authorized preferred stock are outstanding. Because the board of directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of the Company would be beneficial to the interests of our stockholders.

Annual Stockholders Meeting

Our By-laws provide that annual stockholders meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Voting

The affirmative vote of the holders of at least a plurality of the votes cast in respect of the outstanding shares of common stock present, in person or by proxy, at the meeting and entitled to vote on the election of directors will decide the election of any directors, and the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of common stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, by the rules and regulations of any stock exchange applicable to us, under our Certificate of Incorporation or under our By-laws, a different vote is required, in which case such provision will control. Stockholders do not have the right to cumulate their votes for the election of directors.

Delaware law would require holders of our Class A common stock and Class B common stock to vote separately as a single class in the following circumstances:

•	if we amend our Certificate of Incorporation to increase or decrease the par value of a class of stock, then such class would be required to vote separately to approve the proposed amendment; or

•

if we amend our Certificate of Incorporation in a manner that alters or changes the powers, preferences or special rights of a class of stock in a manner that affects holders of such class of stock adversely, then such class would be required to vote separately to approve such proposed amendment.

Board Designation Rights

In connection with the IPO and the Reorganization Transactions, we entered into the Stockholders Agreement with the CD&R Investors. The Stockholders Agreement grants the CD&R Investors the right to designate for nomination for election to our board of directors a number of directors equal to:

•

at least a majority of the total number of directors comprising our board of directors at such time as long as the CD&R Investors (together with their affiliates) collectively beneficially own shares of our common stock and our other equity securities representing at least 50% of the total voting power of the outstanding shares of our common stock and our other equity securities;

•

at least 40% of the total number of directors comprising our board of directors at such time as long as the CD&R Investors (together with their affiliates) collectively beneficially own shares of our common stock and our other equity securities representing at least 40% but less than 50% of the total voting power of the outstanding shares of our common stock and our other equity securities;

•

at least 30% of the total number of directors comprising our board of directors at such time as long as the CD&R Investors (together with their affiliates) collectively beneficially own shares of our common stock and our other equity securities representing at least 30% but less than 40% of the total voting power of the outstanding shares of our common stock and our other equity securities;

•

at least 20% of the total number of directors comprising our board of directors at such time as long as the CD&R Investors (together with their affiliates) collectively beneficially own shares of our common stock and our other equity securities representing at least 20% but less than 30% of the total voting power of the outstanding shares of our common stock and our other equity securities; and

•

at least 5% of the total number of directors comprising our board of directors at such time as long as the CD&R Investors (together with their affiliates) collectively beneficially own shares of our common stock and our other equity securities representing at least 5% but less than 20% of the total voting power of the outstanding shares of our common stock and our other equity securities.

Anti-Takeover Effects of Our Certificate of Incorporation and By-Laws

The provisions of our Certificate of Incorporation and By-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.

Authorized But Unissued Shares of Common Stock

Our shares of authorized and unissued Class A common stock are available for future issuance without additional stockholders approval, subject to the rules and regulations of any stock exchange applicable to us. While our authorized and unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Authorized But Unissued Shares of Preferred Stock

Under our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the Class A common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our Class A common stock.

Classified Board of Directors

In accordance with the terms of our Certificate of Incorporation, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Under our

Certificate of Incorporation, our board of directors consists of such number of directors as may be determined from time to time by resolution of the board of directors, but in no event may the number of directors be fewer than one. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our Certificate of Incorporation also provides that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director, subject to the Stockholders Agreement with respect to the director designation rights of the CD&R Investors. Any director elected to fill a vacancy will hold office until the next annual meeting of stockholders held to elect the class of directors to which such director is elected and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Removal of Directors

Our Certificate of Incorporation provides that directors may be removed with or without cause at any time upon the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of our common stock then entitled to vote at an election of directors until the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock. Thereafter, our Certificate of Incorporation provides that directors may be removed only for cause upon the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of our common stock then entitled to vote at an election of directors.

Special Meetings of Stockholders

Our Certificate of Incorporation provides that a special meeting of stockholders may be called only by the Chair of our board of directors or by a resolution adopted by a majority of our board of directors. Special meetings may also be called by our corporate secretary at the request of the holders of at least a majority of the voting power of the outstanding shares of our common stock until the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock. Thereafter, the stockholders are not permitted to call a special meeting of stockholders.

Stockholder Advance Notice Procedure

Our By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The By-laws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not fewer than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or delayed by more than 70 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our corporate secretary not earlier than 120 days prior to such annual meeting and not later than the later of (x) the close of business on the 90th day prior to the meeting or (y) the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.

No Stockholder Action by Written Consent

Our Certificate of Incorporation provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders; provided that stockholder action may be taken by consent in writing or electronic transmission in accordance with the DGCL in lieu of a meeting until the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock.

Amendments to Certificate of Incorporation and By-Laws

Our Certificate of Incorporation provides that our Certificate of Incorporation may be amended by both the affirmative vote of a majority of our board of directors and the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock then entitled to vote thereon; provided that, at any time when the CD&R Investors (together with their affiliates) beneficially own shares of our common stock representing less than 40% of the total voting power of the outstanding shares of our common stock, specified provisions of our Certificate of Incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of our common stock then entitled to vote thereon, including, but not limited to, the provisions governing:

•	liability and indemnification of directors;

•	corporate opportunities;

•

elimination of stockholder action by consent in writing or electronic transmission if the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock;

•

prohibition on the rights of stockholders to call a special meeting if the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock;

•

removal of directors for cause if the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock;

•	classified board of directors;

•

required approval of the holders of at least 66 2/3% of the voting power of the outstanding shares of our common stock to amend our By-laws and certain provisions of our Certificate of Incorporation if the CD&R Investors (together with their affiliates) cease to beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock; and

•	choice of forum for certain actions.

In addition, our By-laws may be amended, altered or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the board of directors so long as a quorum is present, or by the affirmative vote of the holders of (x) as long as the CD&R Investors (together with their affiliates) beneficially own shares of our common stock representing at least 40% of the total voting power of the outstanding shares of our common stock, at least a majority, and (y) thereafter, at least 66 2/3% of the voting power of the outstanding shares of our common stock then entitled to vote thereon.

These provisions make it more difficult for any person to remove or amend any provisions in our Certificate of Incorporation and By-laws, which may have an anti-takeover effect.

Delaware Anti-Takeover Law

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in “business combinations,” such as mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or subsidiary with an “interested stockholder,” including a person or group who beneficially owns 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203. Our Certificate of Incorporation provides that we have elected not to be subject to Section 203 of the DGCL or any successor provision to Section 203 for so long as the CD&R Investors (together with their affiliates) own, directly or indirectly, at least five percent of the total voting power of the outstanding shares of our common stock. From and after the date that Section 203 by its terms would, but for the applicable provisions of our Certificate of Incorporation, apply to us and the CD&R Investors (together with their affiliates) cease to beneficially own, directly or indirectly, at least five percent of the total voting power of the outstanding shares of our common stock, we will be governed by Section 203.

Limitations on Liability and Indemnification

Our Certificate of Incorporation contains provisions relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derives an improper personal benefit.

If the DGCL is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions do not alter a director’s liability under federal securities laws. The inclusion of this provision in our Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our Certificate of Incorporation and our By-laws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our Certificate of Incorporation and our By-laws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.

We are a party to indemnification agreements with our directors. The indemnification agreements provide the directors with contractual rights to indemnification and expense advancement.

Corporate Opportunities

Our Certificate of Incorporation provides that we, on our behalf and on behalf of our subsidiaries, renounce and waive any interest or expectancy in, or in being offered an opportunity to participate in, potential transactions, matters or business opportunities (each, a “corporate opportunity”), that are from time to time presented to the CD&R Investors or any of their officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than us and our subsidiaries), even if the transaction, matter or opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of the CD&R Investors or any of their officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries will be liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues, acquires or participates in such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us or our subsidiaries unless, in the case of any such person who is a director or officer of Core & Main, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of Core & Main. To the fullest extent permitted by law, by becoming a stockholder in the Company, stockholders will be deemed to have notice of and consented to this provision of our Certificate of Incorporation.

Choice of Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders; (iii) any action, suit or proceeding asserting a claim arising out of or pursuant to or seeking to enforce any right, obligation or remedy under any provision of our Certificate of Incorporation or our By-laws (as either may be amended or restated) or the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, in each case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants. Although our Certificate of Incorporation contains the choice of forum provisions described above, it is possible that a court could find that such provision is inapplicable for a particular claim or action or that such provision is unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. As permitted by Delaware law, our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. To the fullest extent permitted by law, by becoming a stockholder in the Company, you will be deemed to have notice of and have consented to the provisions of our Certificate of Incorporation related to choice of forum.

Market Listing

Our Class A common stock is listed on the NYSE under the symbol “CNM”.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS

The following selling stockholders may offer and sell shares of our Class A common stock under this prospectus and any accompanying prospectus supplement from time to time in amounts, at prices and on terms that will be determined at the time of the offering:

•	CD&R Fund X Advisor Waterworks B, L.P.

•	CD&R Fund X Waterworks B1, L.P.

•	CD&R Fund X-A Waterworks B, L.P.

•	CD&R Waterworks Holdings, LLC

PLAN OF DISTRIBUTION

General

The selling stockholders may sell the shares of our Class A common stock covered by this prospectus using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	through the distribution by any selling stockholder to its partners, members or shareholders;

•	a combination of any such methods; and

•	any other method permitted pursuant to applicable law.

Registration of shares of our Class A common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our Class A common stock by the selling stockholders may include the following information to the extent required by law:

•	the name or names of the selling stockholders and the amounts to be sold by them;

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may offer our Class A common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our Class A common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the Class A common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of Class A common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Class A common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholders use an underwriter or underwriters to effectuate the sale of Class A common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of Class A common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholders may also sell shares of our Class A common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell shares of our Class A common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

Any underwriters, broker-dealers or agents that participate in the sale of the selling stockholders’ shares of Class A common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of Class A common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they will receive ordinary compensation.

We cannot assure you that the selling stockholders will sell any or all of the shares of our Class A common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our Class A common stock by other means not described in this prospectus. Moreover, shares of Class A common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares it owns. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be the selling stockholder. The number of the selling stockholders’ shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, the selling stockholders may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The selling stockholders may elect to make a pro rata in-kind distribution of the shares of Class A common stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the Class A common stock acquired in the distribution.

Indemnification

We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our Class A common stock may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale of shares of our Class A common stock, until the distribution of the shares is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our Class A common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our Class A common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our Class A common stock. If the underwriters create a short position in shares of our Class A common stock in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing shares in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters with respect to the Class A common stock may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 30, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information set forth in the registration statement and the exhibits thereto because some parts have been omitted in accordance with the rules and regulations of the SEC. You will find additional information about us and the Class A common stock offered hereby in the registration statement and the exhibits thereto. For further information with respect to Core & Main and the Class A common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site (http://www.sec.gov), from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

We are subject to the informational requirements of the Exchange Act and, accordingly, file with the SEC annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information. You can access these reports, proxy statements and other information without charge at the SEC’s website, which is listed above. You can also access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (http://www.coreandmain.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our website or any other website identified herein is part of, or incorporated into, this prospectus, and you should not rely on any such information in connection with your decision to invest in our Class A common stock. All website addresses in this prospectus are intended to be inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and until any offering of securities pursuant to this prospectus is completed or otherwise terminated (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended January 30, 2022, filed with the SEC on March 30, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended May 1, 2022, filed with the SEC on June 14, 2022, and July 31, 2022, filed with the SEC on September 13, 2022;

•	our Current Reports on Form 8-K, filed with the SEC on February 2, 2022, April 20, 2022, July 19, 2022, August 1, 2022 and September 7, 2022;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 25, 2022; and

•

the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on July 23, 2021, as supplemented by the “Description of Capital Stock” found on page 9 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded. In addition, upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement, but not delivered with the prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address or telephone number:

Core & Main, Inc.

Attn: Corporate Secretary

1830 Craig Park Court

St. Louis, Missouri 63146

(314) 432-4700

Core & Main, Inc.

Class A Common Stock

PROSPECTUS

September 15, 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered.

SEC Registration Fee	$	*
FINRA Filing Fee		225,500
Printing Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Transfer Agent Fees and Expenses		**
Miscellaneous		**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r).
**	These fees will be calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

Core & Main, Inc. is incorporated under the laws of the State of Delaware.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of officers who have consented to service of process to the registered agent of the corporation (such officers, “senior officers”) and directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or senior officer. This provision, however, may not eliminate or limit liability (1) for breach of the director’s or senior officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, (4) for any transaction from which the director or senior officer derived an improper personal benefit or (5) of a senior officer for any action by or in the right of the corporation.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our Certificate of Incorporation contains provisions relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derives an improper personal benefit.

Our Certificate of Incorporation and our By-laws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our board of directors. Our Certificate of Incorporation and our By-laws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, have had no reasonable cause to believe his or her conduct was unlawful.

Indemnification Agreements

Holdings and certain of its subsidiaries, including Opco, are parties to an indemnification agreement, dated as of August 1, 2017 (the “Indemnification Agreement”), with CD&R and certain affiliates thereof pursuant to which CD&R Plumb Buyer, LLC, HD Supply Waterworks Group, Inc., Opco and its subsidiaries (the “Company Group”) agreed to indemnify CD&R and certain of its affiliates, alternative investment vehicles, related parties, directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons against certain losses, including losses (i) incurred by such indemnitees under applicable securities laws in connection with CD&R’s acquisition of Opco, (ii) relating to other actions or omissions by the Company Group, (iii) relating to the performance of certain services by such indemnitees for any member of the Company Group, (iv) arising out of the fact that such indemnitee is or was a board member, officer or stockholder of the Company Group or (v) arising from any breach or alleged breach by such indemnitee of his or her fiduciary duties as a board member, officer or stockholder of the Company Group. The indemnification obligations of the Company Group under the Indemnification Agreement are primary to any similar rights to which any indemnitee may be entitled under any other agreement or document.

We are a party to indemnification agreements with our directors. The indemnification agreements provide the directors with contractual rights to indemnification and expense advancement. See “Description of Capital Stock—Limitations on Liability and Indemnification.”

Directors’ and Officers’ Liability Insurance

We have directors’ and officers’ liability insurance, which insures against certain liabilities that our directors and officers and the directors and officers of our subsidiaries may, in such capacities, incur.

ITEM 16.	EXHIBITS

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is hereby incorporated by reference.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

2.1	Master Reorganization Agreement, dated as of July 22, 2021, by and among Core & Main, Inc., CD&R Associates X Waterworks, L.P., CD&R Waterworks Holdings GP, Ltd., CD&R WW Holdings, L.P., CD&R Waterworks Holdings, L.P., Core & Main Management Feeder, LLC, Core & Main GP, LLC, CD&R Plumb Buyer, LLC, Core & Main Holdings, LP, CD&R Fund X Waterworks B1, L.P., CD&R Fund X-A Waterworks B, L.P., CD&R Fund X Advisor Waterworks B, L.P., CD&R WW Holdings, LLC, CD&R WW, LLC, CD&R WW Advisor, LLC, Brooks Merger Sub 1, Inc., Brooks Merger Sub 2, Inc. and CD&R Waterworks Holdings, LLC (incorporated by reference to Exhibit 2.1 to Core & Main’s Current Report on Form 8-K, filed on July 28, 2021).

3.1	Amended and Restated Certificate of Incorporation of Core & Main, Inc. (incorporated by reference to Exhibit 3.1 to Core & Main’s Current Report on Form 8-K, filed on July 28, 2021).

3.2	Amended and Restated By-laws of Core & Main, Inc. (incorporated by reference to Exhibit 3.2 to Core & Main’s Current Report on Form 8-K, filed on July 28, 2021).

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Core & Main’s Registration Statement on Form S-1, filed on May 21, 2021 (File No. 333-256382)).

4.2	Stockholders Agreement, dated as of July 22, 2021, by and among Core & Main, Inc., CD&R Waterworks Holdings, LLC, CD&R Fund X Advisor Waterworks B, L.P., CD&R Fund X Waterworks B1, L.P., and CD&R Fund X-A Waterworks B, L.P. (incorporated by reference to Exhibit 10.3 to Core & Main’s Current Report on Form 8-K, filed on July 28, 2021).

4.3	Registration Rights Agreement, dated as of July 27, 2021, by and among Core & Main, Inc., CD&R Waterworks Holdings, LLC, CD&R Fund X Advisor Waterworks B, L.P., CD&R Fund X Waterworks B1, L.P. and CD&R Fund X-A Waterworks B, L.P. (incorporated by reference to Exhibit 10.2 to Core & Main’s Current Report on Form 8-K, filed on July 28, 2021).

4.4	Exchange Agreement, dated as of July 22, 2021, by and among Core & Main, Inc., Core & Main Holdings, LP, CD&R Waterworks Holdings, LLC and Core & Main Management Feeder, LLC (incorporated by reference to Exhibit 10.8 to Core & Main’s Current Report on Form 8-K, filed on July 28, 2021).

4.5	Amendment to the Exchange Agreement, dated as of January 3, 2022 (incorporated by reference to Exhibit 10.5 to Core & Main’s Registration Statement on Form S-1, filed on January 3, 2022 (File No. 333-261978)).

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (contained on signature pages hereto).

107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 15, 2022.

CORE & MAIN, INC.

By:	/s/ Stephen O. LeClair
Name:	Stephen O. LeClair
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen O. LeClair, Mark R. Witkowski and Mark G. Whittenburg, and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462(b) and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on September 15, 2022 by the following persons in the capacities indicated.

Signature	Title
/s/ Stephen O. LeClair Stephen O. LeClair	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mark R. Witkowski Mark R. Witkowski	Chief Financial Officer (Principal Financial Officer)

/s/ John W. Stephens John W. Stephens	Vice President, Corporate Controller (Principal Accounting Officer)

/s/ James G. Berges James G. Berges	Chair of the Board

/s/ Bhavani Amirthalingam Bhavani Amirthalingam	Director

/s/ Robert M. Buck Robert M. Buck	Director

/s/ James G. Castellano James G. Castellano	Director

Signature	Title
/s/ Dennis G. Gipson Dennis G. Gipson	Director

/s/ Orvin T. Kimbrough Orvin T. Kimbrough	Director

/s/ Kathleen M. Mazzarella Kathleen M. Mazzarella	Director

/s/ Margaret M. Newman Margaret M. Newman	Director

/s/ Ian A. Rorick Ian A. Rorick	Director

/s/ Nathan K. Sleeper Nathan K. Sleeper	Director

/s/ Jonathan L. Zrebiec Jonathan L. Zrebiec	Director